EXHIBIT 99.1

November 22, 2010

Left Behind Games Inc. – CEO Update – Dilution Solution

Dear Shareholders,

The purpose of this letter is specifically to discuss historical dilution and present management’s plan to reduce dilution on a go-forward basis, which is expected to be approved by the Board of Directors this evening.

The following chart represents a our historical dilution (previous forward-split in calculation):

Left Behind Games’ Board of Directors will also meet to vote on a change in domicile and implement a policy to eliminate further dilution from the sale of discounted shares and curtail private transactions with new vendors or shareholders.

Thank you for your continued support.

Very kindly,

Troy Lyndon

Chairman & Chief Executive Officer

Left Behind Games Inc.

dba Inspired Media Entertainment

troy@inspiredmedia.com

This letter may contain certain “forward-looking statements” that are based on the Company’s current expectations, assumptions, estimates and projections about its business and industry.  various words, including, but not limited to, “may,” “expects,” “plans,” “anticipates,” “intends,” “will or would,” and similar expressions (modified as may be required by the context) are intended to identify “forward-looking statements.”  There can be no assurance that any of such statements will accurately predict future events, and actual results are subject to various risks and uncertainties that could cause the Company’s actual results to differ significantly and materially from those reflected in any forward-looking statements.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which express the current beliefs and expectations of Left Behind Games’ management, including the expectation of improved sales of the company’s products. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games’ future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Left Behind Games' Form 10-KSB for the year ended March 31, 2009, which is on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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